UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of Securities Exchange Act of 1934

Date of Report (Date of Event Reported) May 16, 2006

EXECUTE SPORTS, INC.
_________________________

(Name of Small Business Issuer in its charter)

NEVADA	33-125868
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1284 Puerta del Sol Suite 150 San Clemente CA 92673
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Issuer’s Telephone Number (858) 518-1387
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Issuer’s Fax Number (858) 279-1799
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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFRI14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2006, Execute Sports, Inc. (the “Company”) entered into an agreement providing for the sale of $1,900,000 in principal amount of its five-year convertible debentures (the “Debenture”) to Dutchess Private Equities Fund, II L.P. (the “Investor”). The Convertible Debentures bear interest at 12% per annum. The first $950,000, less administrative expenses, was funded immediately with an additional $950,000 to be funded immediately upon the filing of the Registration Statement (as defined below) with the Securities and Exchange Commission.

The Investor may convert the Convertible Debentures into shares of the Company’s Common Stock, par value $0.15 per share (the “Common Stock”) at any time at the lesser of (the “Fixed Conversion Price”): (i) the lowest closing bid price of the Common Stock between the Issuance Date and the date of the filing the registration statement covering resale of the shares underlying the Debenture; or (ii) at a “Conversion Price” of fifteen cents ($.15).

The Company’s obligation to repay the amounts outstanding under the Debenture is secured by substantially all of the Company’s assets.

In connection with the Debenture, the Company also granted the Investor warrants to purchase up to a total of four hundred and seventy-five thousand dollars ($475,000) worth of the Common Stock of the Company, at the Fixed Conversion Price as defined in the Debenture Agreement (the “Warrants”). The Warrants may be exercised for a period of five years and the exercise price is subject to standard adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sales of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to the Common Stock.

Also on May 15, 2006, the Company entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Private Equities Fund, L.P. (“Dutchess”) providing for the sale and issuance from time to time of up to $10,000,000 in shares of Common Stock for a period of up to 36 months from the date of the Registration Statement is declared effective. The maximum number of shares that the Company may put to Dutchess at any one time shall be equal to, at the Company’s election, either (a) 200% of the average daily volume in the U.S. market of the Common Stock for the ten trading days prior to the date the Company notifies Dutchess of its intent to sell shares to Dutchess (each, a “Put Notice”), multiplied by the average of the three daily closing bid prices immediately preceding the date a Put Notice is delivered, or (b) a number of shares having a value of $100,000. The Company may not submit a Put Notice until after the until after the completion of a previous sale under the Investment Agreement. The purchase price for the Common Stock to be sold shall be equal to 93% of the lowest closing best bid price of the Common Stock during the five-day period following the date the Company delivers a Put Notice.

The Company is obligated to file a registration statement by June 5, 2006, for the registration of the shares of Common Stock issuabe upon conversion of the Convertible Debenture, exercise of the Warrants and upon a sale under the Investment Agreement (the “Registration Statement”). The Company is further obligated to use its best efforts to cause the SEC to declare the Registration Statement effective within 90 days after the filing date of the Registration Statement. Of the Company does not file the Registration Statement with the SEC by June 5, 2006, it is obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 15 days which such registration statement is not filed. In addition, if the Registration Statement is not filed by the filing date, the conversion price of the Convertible Debenture will decrease by 10% of and continue to decrease by 10% for each 15 day calendar period the registration goes without filing. If the Registration Statement is not declared effective within eighty calendar days following the Closing Date, then the Company shall pay the Holder the sum of two percent (2%) of the Face Amount as liquidated damages, and not as a penalty, for each thirty (30) calendar day period, pro rate, compounded daily, following the eighty (80) calendar day period until the Registration Statement becomes effective.

All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder as a transaction not involving a public offering. In addition, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION

Not applicable.

(c)	EXHIBIT

10.1	Debenture Agreement dated as of May 16, 2006 by and between the Company and the Investor.
10.2	Warrant Agreement dated as of May 16, 2006 by and between the Company and the Investor
10.3	Investment Agreement dated as of May 16, 2006 by and between the Company and the Investor
10.4	Registration Rights Agreement dated as of May 16, 2006 by and between the Company and the Investor
10.5	Debenture Registration Rights Agreement dated as of May 16, 2006 by and the Investor
10.6	Security Agreement dated as of May 16, 2006 by and between the Company and the Investor
10.7	Subscription Agreement dated as of May 16, 2006 by and between the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXECUTE SPORTS, INC.

Date: May 18, 2006                          /s/ Todd M. Pitcher
Todd M. Pitcher
President